UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2011
DIVERSIFIED RESTAURANT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53577	03-0606420

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27680 Franklin Road Southfield, MI	48034

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (248) 223-9160
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Effective, March 25, 2011, AMC Sarasota, Inc., a wholly-owned subsidiary of Diversified Restaurant Holdings, Inc. (the “Company”), entered into a Buffalo Wild Wings Franchise Agreement (“Franchise Agreement”) for the purpose of operating a Buffalo Wild Wings restaurant to be located at 8441 Cooper Creek Boulevard, Universal Park, Florida, 34201. The Franchise Agreement is guaranteed by the Company and T. Michael Ansley, who is President, CEO, Chairman of the Board of Directors and a principal shareholder of the Company.
The franchisor is:
Buffalo Wild Wings International, Inc. (“BWWI”) 5500 Wayzata Blvd., Suite 1600 Minneapolis, MN 55416
The term of the Franchise Agreement is 20 years plus two optional renewal terms (the first renewal term is for 10 years and the second is for five years).
The franchise fee associated with the Franchise Agreement consists of an initial payment of $10,000, due upon execution of the Agreement, plus an ongoing royalty fee that is measured as a percentage of gross sales and payable weekly. The royalty fee is fixed at 5% of gross sales for the first half of the initial term and may not be increased by more than 1/2% during the second half of the initial term. Royalty fees during any renewal term will be set by agreement of the parties. The Franchise Agreement also requires the Company to pay an advertising fee of 3% of gross sales and is payable weekly. BWWI may increase the advertising fee upon 60 days prior notice. However, the advertising fee may not be increased more than 1/2% during any given year and the advertising fee may not exceed 4% of gross sales during the initial term.
The Company is required, under an area development agreement, to operate a total of 32 Buffalo Wild Wings restaurants by November 1, 2017. The Sarasota restaurant will be the Company’s 22nd Buffalo Wild Wings restaurant. However, the Company opened six Buffalo Wild Wings restaurants prior to entering into the area development agreement. As a result, the Company must open 16 additional Buffalo Wild Wings restaurants by November 1, 2017 to satisfy the terms of the Area Development Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant
The information required by Item 2.03 is included in Item 1.01 above and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits
(d) The following exhibits are included with this Report:

Exhibit 10.1	Buffalo Wild Wings Franchise Agreement dated March 25, 2011 by and between Buffalo Wild Wings International, Inc. and AMC Sarasota, Inc.
SIGNATURES
In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

Dated: March 30, 2011	By:	/s/ David G. Burke

		Name:	David G. Burke
		Title:	Chief Financial Officer (Principal Financial and Accounting Officer)